RESOLVED, that subject to the approval of the Commissioner of Insurance of the State of New Jersey and to such conditions as said Commissioner may impose, the Company hereby establishes, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, a separate account, to be suitably designated, for contracts under which values or payments, or a portion thereof, vary to reflect the investment results of said account, and for other investment accounts managed by Prudential that may participate in said account, which is to be invested primarily in common stocks, and it is further

RESOLVED, that the use of said account shall be limited to providing a funding medium for such variable contracts issued and administered by the Company as the Company shall elect to designate as participating therein, and in furtherance thereof such account shall:

(a) receive, hold, invest, and reinvest only the amounts arising from (i) contributions made pursuant to such variable contracts, (ii) such assets of the Company as it shall deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under such variable contracts, and (iii) the dividends, interest and gains produced by the foregoing;

(b) to the extent required by the Investment Company Act of 1940, register under such Act and make application for exemption from such of the provisions thereof as may appear to be necessary or desirable;

(c) to the extent required by the Securities Act of 1933, file one or more registration statements thereunder, including any documents required as a part thereof;

(d)  provide for investment management services;

(e) provide for the sale of variable contracts issued and administered by the Company to the extent they include participating interests in said account;

(f) select an independent public accountant to audit the books and records of said account; and

(g) perform such further functions as may be required to comply with the Investment Company Act of 1940 or as may from time to time be authorized by further resolution of this Board; and it is further

RESOLVED, that the said account, as authorized by Section 17B:28-9(b) (ii) of the Revised Statutes of New Jersey, shall be managed by a Committee consisting of not less than three nor more than nine persons ("Committee"); and it is further

RESOLVED, that the Committee shall initially be composed of five members to be selected by the Chairman of the Board and Chief Executive Officer, the President or the Vice Chairman, each of which members shall serve until the first annual meeting of persons having voting rights in respect of said account or until his successor shall qualify, and that thereafter the members of the Committee shall be elected by a majority of the votes cast by such persons having voting rights in respect of said account; and it is further

RESOLVED, that the proper officers of the Company are authorized and directed to take whatever steps may be necessary or desirable to comply with State statutes or regulations to the extent they may be applicable to variable contracts issued by the Company pursuant to which contributions may be made to said account; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are from time to time authorized, empowered and directed to do all acts and things from time to time necessary, desirable or appropriate to be done in order to effectuate the purposes of the foregoing resolutions or any of them.


                                                        APPROVED BY
                                                     BOARD OF DIRECTORS
                                                        JAN 12 1982


                                               /s/ Isabelle L. Kirchner
                                               ---------------------------------
                                                         SECRETARY
                                                   ISABELLE L. KIRCHNER

                                                                      VCA-24

Finance Committee  Resolutions

                        Establishment of Separate Account

     RESOLVED, that subject to the approval of the Commissioner of Insurance in the State of New Jersey and to such conditions as said Commissioner may impose, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, the Company hereby establishes a new commingled Variable Contract Account, The Prudential Variable Contract Account-24, to be suitably designated, to be primarily invested in shares of a management investment company registered under the Investment Company Act of 1940, as hereinafter provided, and to be used for contracts under which values or payments, or portions thereof, vary to reflect the investment results of said account; and

     FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) group variable contracts sold in connection with retirement arrangements that qualify for certain federal tax benefits and (ii) such other assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under variable contracts funded in the Account, and such amounts, together with the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such variable contracts, in shares of The Prudential Series Fund, Inc., an open-end diversified management investment Company of the series type, at the net asset value of such shares at the time of acquisition; and

     FURTHER RESOLVED, that the Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, a registration statement on behalf of the Account, as registrant, under the Investment Company Act of 1940 and to sign and file, or cause to be filed, an exemption application, including any amendments thereto, seeking an order under Section 6(c) of the Investment Company Act of 1940, which shall grant such exemptions from the provisions of that Act as may be necessary or desirable; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission on behalf of the Company as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration under the Securities Act of 1933 of the offering and sale of the group variable contracts funded in the Account to the extent they represent participating interests in the Account, and to pay the registration fees required in connection therewith; and

     FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act registration, exemption application and Securities Act registration statement as they may find necessary or desirable from time to time; and

     FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to any such Investment Company Act registration, exemption application and Securities Act registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney in fact duly constituted in writing by said director or officer to sign his name thereto; and

     FURTHER RESOLVED, that the Secretary of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such Investment Company Act registration, exemption application, and Securities Act registration and any and all amendments thereof; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such laws and regulations of the several states as may be applicable to the sale of the group variable contracts funded in the Account;
and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable including but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.


                                                APPROVED BY
                                             FINANCE COMMITTEE

                                            /s/ Isabelle L. Kirchner Sec'y
                                            ------------------------
                                            NOV 10,1986
                                            ISABELLE L. KIRCHNER
                                            SECRETARY